AMENDMENT OF FIRSTFED FINANCIAL CORP. AND
                       FIRST FEDERAL BANK OF CALIFORNIA
                    CHANGE OF CONTROL EMPLOYMENT AGREEMENT

Whereas, the Board of Directors of each of FirstFed Financial Corp. ("FFC") and First Federal Bank of California ("FFB") (collectively, the "Company") have approved certain Change of Control Employment Agreements between the Company and certain officers of FFB (the "Agreements"); and

      Whereas, the Agreements provide for amendment thereof by written agreement executed by the parties; and

      Whereas, the Directors of the Company have determined that the present definition of "Change of Control" as set forth in Section 2(b) and 2(c) of the Agreements fail to provide an exception from acceleration for a change in directors resulting from death, disability or normal retirement, provide for immediate acceleration of benefits upon stockholder approval of certain acquisition transactions notwithstanding that significant conditions precedent, including but not limited to regulatory approval, would be required for consummation of such a transaction, and is not in the best interest of the Company as presently worded; and

      Whereas, the Directors of the Company have determined that the Agreements should be revised as set forth herein;

      Now, therefore, Section 2(b) and 2(c) of the form of the Agreement, as well as all existing Agreements (to the extent agreed in writing by the participants therein) shall be revised to read as follows:

      "(b) At any time during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Grantor cease, for any reason other than death, disability or normal retirement, to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of the period was approved by a vote of at least 75% of the directors still in office who were directors at the beginning of the period; or

      (c) Any reorganization, merger or consolidation of the Company with one or more corporations (other than a reorganization, merger or consolidation in which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities), or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company."

       This change shall be retroactive to the effective date of the Agreement.

AEL:chgcontrolagmt